EX-99(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 12, 2016, relating to the financial statement of Franklin LibertyQ Global Equity ETF, a series of Franklin Templeton ETF Trust, which appears in such Registration Statement.  We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
May 12, 2016